Exhibit 10.1

                                LOAN AGREEMENT


      THIS LOAN AGREEMENT (this "Agreement"), made as of the 28th day of
                                 --------
March, 1997, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (the "Bank"), a national banking association with its principal place of business at 33 North LaSalle Street, Chicago, Illinois 60690, and Telegroup, Inc. (the "Borrower"), an Iowa corporation with its principal place of business at 2098 Nutmeg Avenue, Fairfield, Iowa 52556, has reference to the following facts and circumstances:

                                R E C I T A L S:

      Pursuant to the Borrower's request, the Bank, in the event it accepts this Agreement in writing, will lend monies to the Borrower pursuant hereto.

      This Agreement restates the borrowing relationship between the Borrower and the Bank.

                               A G R E E M E N T:

      NOW, THEREFORE, in consideration of the promises set forth herein, the Borrower agrees to borrow monies from the Bank, and the Bank agrees to lend monies to the Borrower, upon the following terms and conditions:

1.  DEFINITIONS AND TERMS

      1.1 Defined Terms. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference; whenever the context so requires, the use of "it" in reference to the Borrower shall mean the Borrower as identified at the beginning of this Agreement.

     A. "Affiliate" means as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities or by contract or otherwise.

     B. "Borrower's Liabilities" means all obligations and liabilities of the Borrower to the Bank (including without limitation all debts, claims, and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created,
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            incurred, acquired or owing and however arising, whether
            under this Agreement or the "Other Agreements" (hereinafter defined) or operation of law or otherwise.

      C. "Business Day" means any day of the year on which the Bank is open for business in Chicago, Illinois.

      D. "Charges" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

      E. "Eurodollar Advance" means any draw, advance or Revolving Credit Loan made pursuant to or outstanding under this Agreement, or pursuant to or under the Revolving Note, as defined below, or any portion thereof, for which the Loan Rate (as defined in Paragraph
            2.4 below) is based on the Libor Rate, whether or not Bank obtains Eurodollars equal to all or any portion of such Eurodollar Advance. Eurodollar Advances shall be in minimum amounts of $500,000 and in integral multiples of $100,000 in excess of such minimum amount.

     F. "Eurobanking Day" means any Business Day on which banks in London, England are generally open for business.

     G. "Generally Accepted Accounting Principles (GAAP)" means sound and generally accepted accounting principles consistently applied and maintained in all material respects throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. In the event that any such change shall materially affect the application of any provision of this Agreement, the parties shall, at the request of Bank or Borrower, endeavor in good faith to agree upon appropriate modifications of such provision, so that the effect of such provision as between the parties to this Agreement shall be the same as if such change had not been mandated.

     H. "Hazardous Substance" means any hazardous substance, hazardous waste, pollutant, contaminant, or toxic substance or compound within the meaning of or as defined or regulated by any federal, state or local law, statute, regulation or ordinance.

     I. "Indebtedness" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting
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             principles, recorded as capital leases; (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or (ii) above; and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as the same may be amended and in effect from time to time.

      J. "Interest Period" means the period commencing on the date specified in any Libor Rate Election Notice (as defined in Paragraph 2.5 below) and ending one (1), two (2), or three (3) months thereafter (but not later than the Termination Date); provided that (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) if an Interest Period begins on the last Business Day of a calendar month, it shall end on the last Business Day of a calendar month; and (c) any Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month.

      K. "Libor Rate" means the daily rate equivalent of one and one half percent (1.25%) in excess of the rate per annum quoted to Bank in accordance with Bank's normal practice in the London Interbank Eurodollar market for U.S. Dollar deposits, at approximately 11:00 a.m. (Chicago time) two (2) Eurobanking Days before the first day of any Interest Period, in an amount approximately equal to the principal amount of the Eurodollar Advance of Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period, divided by a number equal to 1.00 minus the maximum reserve requirement percentage (expressed as a decimal) as specified in Regulation D of the Board of Governors of the Federal Reserve System, which Bank determines would be applicable on the first day of such Interest Period in respect of the Eurodollar Advance.

      L. "Maximum Availability" means seven million five hundred thousand dollars ($7,500,000.00).

      M. "Obligor" means any Person who is and/or may become obligated to Borrower under or on account of "Accounts" (as hereinafter defined).

      N. "Other Agreements" means all agreements, instruments and documents, including without limitation guaranties, mortgages, deeds of trust, notes, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore,
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              now and/or from time to time hereafter executed by and/or on behalf of the Borrower and delivered to the Bank including, without limitation of the foregoing, the Revolving Note (as hereinafter defined).

      O. "Persons" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

      P. "Prime Rate" means the per annum rate of interest announced or published publicly from time to time by Bank as its prime or equivalent rate of interest. During any time period for which the Prime Rate is the applicable Loan Rate the rate of interest to be charged shall fluctuate from time to time during said time concurrently with and in an amount equal to each increase or decrease in the Prime Rate. The Prime Rate is not necessarily the best rate offered by the Bank to its best customers.

      Q. "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by another Person or by one or more Subsidiaries or by the such Person and one or more Subsidiaries.

      R. "Termination Date" shall mean June 30, 1998; provided, however, that if (1) the Borrower shall fail to deliver to the Bank audited financial statements for the fiscal year ended December 31, 1996 of the type required by Section 6.5(a) of this Agreement (the "1996 Financials") on or before May 30, 1997 or
               (2) the 1996 Financials when compared to the draft financial statements for the fiscal year ended December 31, 1996 previously delivered to the Bank, reflect, either in the aggregate or with respect to any element, a materially adverse change in the financial condition of the Borrower, as determined by the Bank in its sole and unfettered discretion, then the Bank may, by written notice to the Borrower, change the Termination Date to June 30, 1997; further provided that such notice must be given by the Bank prior to the earlier of
               (a) the date 45 days after the date the 1996 Financials are delivered to the Bank and (b) June 20, 1997.

      S. "Voting Securities" as applied to the securities of any corporation, means securities of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than securities having such power only by reason of the happening of a contingency.
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2.  LOANS

    A.      REVOLVING CREDIT LOAN FACILITY.
            -------------------------------

            2.1      Revolving Loan Facility.  The Bank hereby agrees to lend
                     -----------------------
to the Borrower from time to time until the Termination Date, such sums ("Revolving Credit Loans") as the Borrower may request as provided in Section
  ----------------------
2.3 below; provided, however, that (i) the aggregate principal amount of all
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Revolving Credit Loans outstanding to Borrower at one time shall not exceed an amount equal to (a) the Maximum Availability, less (b) the sum of the aggregate undrawn face amount of all Letters of Credit (as hereinafter defined) outstanding at any time (the "LC Amount"); and (ii) the Bank shall have no obligation to make a Revolving Credit Loan if the amount of such Revolving Credit Loan would cause the aggregate of the principal amount of the Revolving Credit Loans then outstanding to exceed the difference of the Maximum Availability less the LC Amount.

      2.2      Revolving Note.  At the time of the making of this Agreement,
               --------------
the Borrower shall execute and deliver to the Bank a promissory note, dated the date hereof, (the "Revolving Note") in the principal amount of the Maximum Availability, which Revolving Note shall evidence the Revolving Credit Loans. The Revolving Note shall mature on the Termination Date. The Borrower's Liabilities under the Revolving Note shall bear interest from the date of disbursement until paid, at the rate provided pursuant to Section 2.4 hereof; provided, however, that in the event that any of Borrower's Liabilities are
--------  -------
not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to three and three-quarters percent (3.75%) in excess of the Prime Rate. Accrued interest shall be payable by Borrower to Bank on the last Business Day of each month, and at maturity, commencing with the last Business Day of March, 1997, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter. After maturity, accrued interest on all of Borrower's Liabilities shall be payable on demand.

      2.3  Manner of Borrowing Revolving Credit Loans.  Borrowings under the
           ------------------------------------------
credit facility established pursuant to paragraph  2.1 shall be as follows:

         (a) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) the Borrower shall give the Bank notice of its intention to borrow, in which notice the Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, which notice, in the case of Eurodollar Advances, shall be in conformity with Section 2.5 hereof; (ii) an amount of interest that is required to be paid under the Revolving Note being due shall be deemed irrevocably to constitute a request for a Revolving

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     Credit Loan on the due date of such amount in the amount so owed the
     Bank; and (iii) the amount of any other of Borrower's Liabilities which become due shall be deemed irrevocably to constitute a request for a Revolving Credit Loan on the due date in the amount then so owed to the Bank; and

          (b) The Borrower hereby irrevocably authorizes the Bank to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this paragraph 2.3 as follows: (i) the proceeds of each Revolving Credit Loan requested under subparagraph 2.3(a)(i) shall be disbursed by the Bank in lawful money of the United States of America in immediately available funds to the Borrower's operating account maintained with the Bank and (ii) the proceeds of each Revolving Credit Loan requested under subparagraphs 2.3(a)(ii) or (iii) shall be disbursed by the Bank by way of direct payment of the relevant Borrower's Liability.

          (c) Except as specifically hereinafter provided, Borrower may from time to time prepay, in whole or in part, Borrower's Liabilities at any time, without premium. All prepayments of Borrower Liabilities shall include accrued interest to the date of prepayment. Revolving Credit Loans arising under Paragraph 2.1 above and paid or prepaid may be reborrowed subject to the terms and conditions of this Agreement and the Revolving Note. Anything in this Agreement or the Note to the contrary notwithstanding, Borrower hereby agrees to indemnify Bank upon demand against any cost or expense which Bank shall sustain or incur as a consequence of any prepayment of a Eurodollar Advance for which Borrower has elected the Libor Rate as the applicable Loan Rate, arising out of or in connection with:

              (i) Bank's obtaining or maintaining an Eurodollar loan the Bank deems necessary to enable Borrower to maintain or make use of, its option to elect the Libor Rate as the Loan Rate applicable for such Eurodollar Advance; or

              (ii) any failure of Borrower to maintain the principal balance of such Eurodollar Advance through the last day of the Interest Period for any such Eurodollar Advance which Borrower has elected the Libor Rate as the applicable Loan Rate.

          Said cost or expense, if any, shall be determined and calculated by Bank and shall be deemed conclusive and binding upon Borrower in the absence of manifest error, and such liability shall become part of Borrower's Liabilities. Upon the written request of the Borrower, Bank shall provide to Borrower at the time of any such prepayment (or at the time such prepayment is proposed) a reasonable estimate in writing of the cost or expense that will be or has been incurred, if any. In the event of a prepayment of a Eurodollar Advance, Bank may demand that such estimated amount be paid by Borrower at the time of such prepayment, subject to adjustment at such time as the actual cost or expense of Bank can be determined.
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          Such indemnification for such cost or expense shall be due and payable notwithstanding the cause of a prepayment of a Eurodollar Advance, including without limitation of the foregoing, a prepayment of a Eurodollar Advance caused by the acceleration of Borrower's Liabilities upon the occurrence of an Event of Default, as defined below.

    2.4   Loan Rate. The principal portion of Borrower's Liabilities unpaid
          ---------
from time to time shall bear interest (the "Loan Rate") from the date advanced or disbursed at a daily rate equal to the daily rate equivalent of the Prime Rate, unless, at Borrower's option, the Libor Rate is elected as the Loan Rate for any Eurodollar Advance for any Interest Period as provided in this Agreement; provided however, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to three and three-quarters percent (3.75%) in excess of the Prime Rate. The Loan Rate shall be computed on the basis of a 360-day year and actual days elapsed.

     2.5   Election of Libor Rate. In the event that Borrower desires to elect
           ----------------------
the Libor Rate as the Loan Rate with respect to any draw, advance or Revolving Credit Loan made pursuant to this Agreement or portion thereof, Borrower shall give Bank written notice of such election (a "Libor Rate Election Notice"),
                                              --------------------------
which notice shall set forth the length of the Interest Period applicable to each Eurodollar Advance and specify the dollar amount of the Eurodollar Advance for which the Libor Rate shall be the Loan Rate during such Interest Period.

B.      LETTERS OF CREDIT.
        -----------------

        2.6      Letters of Credit.  If requested to do so by the Borrower,
                 -----------------
the Bank shall issue or cause to be issued one or more letters of credit ("Letters of Credit"); provided that the LC Amount shall not exceed the Maximum Availability, less the aggregate principal amount of Revolving Credit Loans then outstanding. Any amounts paid by the Bank in connection with any Letter of Credit issued for the benefit of the Borrower shall constitute a Revolving Credit Loan under the Borrower's Revolving Note.

      2.7      Letter of Credit Fees.  As additional consideration for the
               ---------------------
Bank's issuing its (a) Standby Letters of Credit for the Borrower's account, the Borrower agrees to pay the Bank fees equal to one and one-half percent (1.50%) per annum of the aggregate face amount of the Standby Letters of Credit outstanding from time to time plus the Bank's standard costs and charges for issuance and administration thereof, and for issuing its (b) Documentary Letters of Credit for the Borrower's account, the Borrower agrees to pay the Bank's standard costs and charges for issuance and administration thereof. The foregoing fees shall be payable monthly in arrears and shall be deemed fully earned upon issuance of each Letter of Credit, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.
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C.  GENERAL.
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    2.8  Termination of Loans and Issuance of Letters of Credit.  Bank's
         ------------------------------------------------------
commitment to loan additional amounts under this Agreement or to issue Letters of Credit shall expire on the earlier of (i) the Termination Date; or (ii) the occurrence of the Event of Default (as hereinafter defined) or any event or condition, which with notice, lapse of time or both would constitute an Event of Default.

     2.9   Additional Conditions of Borrowing.  The Bank shall not make any
           ----------------------------------
advances or issue Letters of Credit hereunder unless Bank shall have received, in form and substance satisfactory to Bank, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which Bank may reasonably request from time to time for purposes of giving effect to this Agreement or obtaining information with respect to the Borrower, its business, operations or assets.

    2.10     Costs.  All costs, fees and expenses payable hereunder or under
             -----
the Other Agreements, shall be payable by the Borrower to the Bank on demand, at the Bank's principal place of business or such other place as the Bank shall specify in writing to the Borrower.

    2.11     Conditions to Draws.  Each loan made by Bank to Borrower pursuant
             -------------------
to this Agreement or the Other Agreements shall constitute an automatic warranty and representation by Borrower to Bank that there does not then exist an Event of Default or any event or condition, which with notice, lapse of time or both would constitute an Event of Default and that the making of such loan would not cause or constitute an Event of Default. Notwithstanding anything contained herein, no loan shall be made hereunder, if an Event of Default then exists or would be created thereby, or any event which with notice or lapse of time or both would constitute an Event of Default then exists or would be created thereby.

   2.12    Payment of Bank's Legal Expenses.  As soon as practical after the
           --------------------------------
acceptance of this Agreement by the Bank, the Borrower shall reimburse the Bank for all reasonable expenses incurred by the Bank as attorneys' fees and expenses, as well as filing and recording fees for releases of prior liens or duplication costs incurred in connection with the negotiation and documentation of this Agreement, and the Other Agreements required by the Bank as a condition to the acceptance of this Agreement.

    2.13    Termination.  This Agreement shall be in effect until all of
            -----------
Borrower's Liabilities have been paid in full and any and all commitments of the Bank to make loans have terminated. On the proposed date of termination of this Agreement, the Bank may, at its option, require the Borrower to deposit with the Bank funds equal to the then outstanding LC Amount at such time in order for such termination to become effective. Any such deposits shall be held by the Bank as a reserve to fund future drawings against Letters of Credit then outstanding.
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3.  COLLATERAL
    ----------

    3.1    Collateral.  To secure the prompt payment to Bank of Borrower's
           ----------
Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Agreement and/or the Other Agreements, Borrower grants to Bank a security interest in and to, and collaterally assigns to Bank, all of Borrower's property, now or at any time or times hereafter in the possession, or under the control of Bank or its bailee.

    3.2    Application of Funds and Setoff.  Regardless of the adequacy of any
           -------------------------------
collateral securing Borrower's Liabilities hereunder, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in possession or control of Bank or its bailee for any purpose may, upon an Event of Default or event or condition which with notice or lapse of time would constitute an Event of Default, be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities hereunder and under the Other Agreements.

4.  PRIOR AGREEMENTS
    ----------------

    4.1    Prior Loan Agreement.  This Agreement amends and restates the
           ---------------------
Loan and Security Agreement ("Prior Loan Agreement"), dated as of February 22,
                              --------------------
1996, between the Bank and the Borrower.

    4.2    Termination of Prior Security Agreements.  The following
           ----------------------------------------
agreements in favor of the Bank are hereby terminated:

      Guaranty by First Global Net Management Company, in favor of the Bank dated as of February 22, 1996, as amended.

      Guaranty of Clifford Rees in favor of the Bank dated as of February 22, 1996, as amended.

      Guaranty of Fred Gratzon in favor of the Bank dated as of February 22, 1996, as amended.

      Guaranty of Shelley Gratzon in favor of the Bank dated as of February 22, 1996, as amended.

      Pledge Agreement of Shelley Gratzon in favor of the Bank dated as of February 22, 1996, as amended ("Pledge Agreement").
                                      ----------------
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      Assignment of Lockbox Agreement ("Assignment of Lockbox Agreement"),
                                        -------------------------------
      dated February 22, 1996, among the Bank, the Borrower and Firstar Bank Cedar Rapids, N.A. ("Firstar").
                           -------

      4.3    Release of Security Agreements.  Promptly after the execution of
             ------------------------------
this Agreement by the Bank, the Bank shall (i) release all UCC-1 financing statements filed against the Borrower by the Bank, (ii) return to Shelly Gratzon the stock pledged under the Pledge Agreement, and (iii) inform Firstar of the termination of the Assignment of Lockbox Agreement.


5. WARRANTIES, REPRESENTATIONS AND COVENANTS: INSURANCE AND TAXES

   5.1    Insurance.  Borrower, at its sole cost and expense, shall keep and
          ---------
maintain: (a) its assets insured for the full insurable value against all hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (b) public liability and property damage relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank the original (or certified) copy of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy.

    5.2    Charges.  Borrower shall pay promptly when due, all of the charges,
           -------
and shall not permit the Charges to arise, or to remain and will promptly discharge the same.

6.  WARRANTIES, REPRESENTATIONS AND COVENANTS: GENERAL

    6.1    Corporate and Financial Status.  Borrower warrants and represents
           ------------------------------
to and covenants with Bank that: (a) Borrower is and all times hereafter shall be a corporation, duly organized, existing and in good standing under the laws of the State of Iowa and qualified to do business in all states where the failure to so qualify would have a material and adverse affect on its business; (b) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and Other Agreements; (c) the execution, delivery and/or performance by Borrower of this Agreement and Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of Incorporation, By-Laws, or similar document, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may be bound; (d) This Agreement and the Revolving Note, when duly executed and delivered, will be legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws relating to or affecting the enforceability of creditor's rights generally and general principles of equity; (e) Borrower is now and at all times hereafter, shall be solvent and generally paying its debts as they mature and Borrower now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of
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its debts; (f) Borrower is not and will not be during the term hereof in violation of any applicable foreign, federal, state or local statute, regulation or ordinance, in any respect materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise;
(g) Borrower is duly qualified to do business and has such other licenses and permits as it needs or are required to operate its business as it is now operated in all states and to the best of knowledge, after reasonable investigation, foreign countries where it now operates; (h) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound; (i) Except as previously disclosed in writing to the Bank, there are no legal, governmental, arbitration or other actions or proceedings pending or threatened against Borrower which reasonably may result in any material adverse change in its financial condition, results of operations or business, or which reasonably may materially and adversely affect its property or assets; (j) Except as disclosed to Bank in the Financials most recently delivered to Bank in connection with this Agreement and the $20,000,000 in aggregate original principal amount of 12% Senior Subordinated Notes issued under an Indenture dated as of November 27, 1996 between the Borrower and Chase Manhattan Bank, N.A., as trustee for the benefit of the holders of the Notes (the "Subordinated Debt"), Borrower has no indebtedness or other liabilities other than trade payables arising in the ordinary course of its business; (k) Borrower is not a party to (or subject to any renegotiation of) any contract or agreement, or subject to any charge, restriction, judgment, decree, or order, which materially and adversely affects its financial condition, results of operations or business or its property or assets or otherwise; (l) All Financials of Borrower furnished to Bank by Borrower prior to or concurrently with the execution and delivery of this Agreement in all material respects fairly and accurately present the financial condition and results of operations of Borrower as of and for the period ending on the date as of which such Financials are presented, and have been prepared in accordance with Generally Accepted Accounting Principles; (m) To the best knowledge of Borrower, after reasonable investigation, no Hazardous Substances are stored or otherwise located on, under or about any property owned, operated or leased by Borrower, and no part of such property, including the groundwater upon or under such property, is contaminated by any Hazardous Substance; (n) There has been no material and adverse change in the assets, liabilities or financial condition of Borrower since the date of the most recent Financials furnished to Bank; and (o) Borrower is in full compliance with all of its covenants under this Agreement and there does not exist any Event of Default or any event which with notice or lapse of time or both would constitute an Event of Default.

    6.2    Repayment.  The Borrower warrants and represents to and covenants
           ---------
with the Bank that the Borrower shall not, without Bank's prior written consent thereto enter into any transaction not in the ordinary course of business which materially and adversely affects Borrower's ability to repay Borrower's Liabilities or Indebtedness.

    6.3    Banking Relationships.  The Borrower shall maintain primary banking
           ---------------------
relationships, including all its deposit accounts with the Bank (except for (i) the Foreign Collection Accounts and (ii) the payroll and petty cash account which balance shall not exceed $25,000, identified as Account Number 4232801, and the lockbox account which accounts are both located at Firstar). The Borrower will maintain free balances in each of its deposit accounts at the Bank in an amount sufficient to offset the monthly service fees charged against each of Borrower's deposit account. In the event that the Bank gives written notification to the Borrower that the balance in any deposit account is insufficient to cover the payment of service fees as charged by the Bank, the Borrower shall promptly thereafter remit to the Bank, for deposit in any such account, an amount sufficient to cure such shortfall.

    6.4    Dividends and Redemptions.  The Borrower shall not (a) declare or
           --------------------------
pay any dividends, or make any other distributions with respect to its capital stock, except for dividends payable in capital stock, (b) make any payment on account of the purchase, redemption or retirement of any of the capital stock of any class of Borrower or of any Subsidiary of Borrower or (c) make an investment in or loan to any Subsidiary of Borrower if such dividend, distribution, purchase, redemption, retirement, investment or loan (i) would result in an Event of Default, (ii) is reasonably likely to result in the Borrower being in breach of Section 6.7, 6.8, 6.9, 6.10 or 6.11 hereof or
(iii) is an event or causes a condition which with notice or lapse of time would constitute an Event of Default.

    6.5   Financial Statements.  The Borrower covenants with the Bank that
          --------------------
Borrower shall furnish to Bank:

          (a) as soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, financial statements of the Borrower as of such year-end prepared in accordance with Generally Accepted Accounting Principles, consistently applied, certified by a firm of independent certified public accountants of nationally recognized standing selected by the Borrower or otherwise reasonably acceptable to the Bank;

          (b) as soon as available but not later than forty-five (45) days after the end of each month hereafter, financial statements of Borrower certified by the chief financial officer of the Borrower to be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and to present fairly the financial position and results of operations of Borrower for such period;

         (c) as soon as possible, but not later than ten (10) days after the end of each calendar month, a summary aged trial balance of Accounts or, if requested by the Bank upon five (5) business days' notice to the Borrower, a detailed aged trial balance of Accounts, and an aged schedule of accounts payable in a form satisfactory to the Bank;

         (d) as soon as available and in any event within 30 days after the filing or transmittal thereof, copies of (i) each final prospectus included in, and prospectus supplements relating to, any registration statement filed with the Securities and Exchange Commission which becomes effective under the Securities Act of 1933, as amended, (other than registration statements relating solely to employee benefit plans or dividend reinvestment or common stock purchase plans) covering an offering of securities by the Borrower or any Subsidiary of the Borrower,
     (ii) all financial statements, proxy statements and reports sent to the holders of any class or series of securities of the Borrower or any subsidiary of the Borrower, and (iii) each annual report on Form 10-K, quarterly report on Form 10-Q and current report on Form 8-K (or any corresponding forms hereafter adopted) filed by the Borrower or any subsidiary of the Borrower with the Securities and Exchange Commission; and

         (e) such other data and information (financial and otherwise) as the Bank, from time to time, may reasonably request, bearing upon or related to the Borrower's assets, the Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of the Borrower, accounts payable ledgers, and bank statements.

     6.6    Compliance Certificates.  Concurrently with the delivery of the
            -----------------------
financial statements described above in clauses 6.5(a) and 6.5(b), the Borrower shall cause to be prepared and furnished to the Bank a certificate from the chief financial officer of the Borrower, certifying to the Bank that to the best of his knowledge, the Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon the Borrower in this Agreement and all related documents (and specifically including a calculation showing compliance with the financial covenants contained in Sections 6.7, 6.8, 6.9, 6.10 and 6.11 hereof) and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

     6.7    Tangible Net Worth.  The Borrower represents to the Bank that the
            ------------------
Borrower's Taxable Net Worth (as hereinafter defined) is greater than $15,000,000 as of the date hereof. The Borrower covenants with the Bank that the Borrower shall maintain its "Tangible Net Worth" at an amount greater than $15,000,000 at all times hereafter.

        "Tangible Net Worth" shall mean:

        (a) the book net worth of the Borrower; plus
                                              ----

        (b) Indebtedness of the Borrower subordinated to the Indebtedness owed to the Bank, provided that such subordination is evidenced by a subordination agreement reasonably acceptable to the Bank (which subordinated Indebtedness includes, without limitation of the foregoing, the Subordinated Debt); minus

         (c) goodwill, prepaid expenses, deferred charges (including without limitation unamortized debt discount, and expenses, organizational expenses and experimental and developmental expenses), franchises, licenses, patents, trademarks, tradenames, copyrights, brand names, any surplus resulting from the any writeup of assets and the cost of any treasury shares of the Borrower's common stock.

     6.8    Ratio of Total Indebtedness to Tangible Net Worth.  Commencing
            -------------------------------------------------
December 31, 1997, the Borrower shall maintain as of such date and at all times thereafter a ratio of total Indebtedness (excluding the Subordinated
Debt) to Tangible Net Worth of less than 1.10 to 1.0.

     6.9    Cash Flow Covenant.  The Borrower shall maintain a "Cash Flow
            ------------------
Coverage Ratio" (as defined below) for each three (3) month period ending on the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 1997, of not less than 1.25 to 1.00.

     "Cash Flow Coverage Ratio" means, for any period, the ratio of (a) the sum of net earnings before taxes and interest expense plus depreciation and amortization minus capital expenditures to the extent not financed by long term indebtedness (which indebtedness shall not include Revolving Credit Loans), for such period to (b) the sum of interest expense plus current maturities of long-term indebtedness for such period (including without limitation all amounts due with respect to the Subordinated
     Debt), plus payments under capital leases plus all other amounts payable with respect to Indebtedness of the Borrower plus the Taxes (as defined below) of the Borrower applicable to such period.

     "Taxes" means for any period, an amount, not less than $0.00, sufficient to pay all taxes due with respect to the consolidated earning of the Borrower for such period, or if greater, the allocable portion of all taxes due with respect to the estimated consolidated earnings of the Borrower for the fiscal year containing such period, where taxes for such year are allocated evenly across the entire year.

     6.10    Current Ratio Covenant.  The Borrower shall maintain at all
             -----------------------
times during the term hereof a Current Ratio, as defined below, of greater than 1.15 to 1.00.

     "Current Ratio" means the ratio of the amount of Current Assets to the amount of Current Liabilities of Borrower measured at the end of each fiscal quarter of Borrower.

     "Current Assets" means the cash (and cash equivalents), inventory and trade accounts receivable of Borrower as shall be determined in accordance with Generally Accepted Accounting Principles.

     "Current Liabilities" means such liabilities of the Borrower as shall be determined in accordance with Generally Accepted Accounting Principles, or with Bank's ordinary and customary requirements of its borrowers, to constitute current liabilities.

     6.11    Annual Line Cleanup.  Notwithstanding that during the term of
             -------------------
this Agreement, subject to the limitations contained herein, the Borrower may obtain Revolving Credit Loans up to the Maximum Availability, commencing with the Loan Year commencing on July 1, 1997, the Borrower shall have at least one period of 30 consecutive days during each Loan Year in which the Borrower's Revolving Credit Loans outstanding on each day of such period do not exceed $2,500,000 in aggregate principal amount. "Loan Year" shall mean for purposes of this Section 6.11 the period of one year commencing on July 1, and ending on June 30 of the following calendar year.

     6.12    Regulation U.  No part of the proceeds of any loan hereunder will
             ------------
be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock," as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System. The Borrower is not engaged principally, or as one of its activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

     6.13    Borrower's Negative Covenants. Borrower covenants and agrees with
             -----------------------------
Bank that so long as this Agreement shall remain in effect or any of Borrower's Liabilities shall remain outstanding, Borrower shall not, without Bank's prior written consent, which Bank may or may not give in its sole discretion, concurrently or hereafter:

    (a) Sell, assign, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of Borrower's assets, except in the ordinary course of Borrower's business;

    (b) Allow, suffer or cause to exist any lien, claim, security interest or encumbrance on Borrower's property or assets (including, without limitation, any lien or encumbrance of any governmental entity or agency with respect to any taxes or debts owed thereto) except (i) to the extent that Borrower shall be contesting, in good faith, with reasonable diligence and through appropriate proceedings, the validity of any such lien, encumbrance or claim, but only if none of the assets or property of Borrower is subject to sale or foreclosure during such contest, and the Borrower shall promptly pay any judgment rendered against it in connection with such contest and (ii) purchase money security interests in equipment where the security interest only secures the Indebtedness incurred to purchase such equipment;

    (c) Incur any Indebtedness whether for borrowed money or otherwise, except for (i) Borrower's Liabilities and any other indebtedness owed to Bank,
(ii) renewals or extensions of existing Indebtedness and interest thereon,
(iii) trade payables arising in the ordinary course of business, (iv) the Subordinated Debt, (v) Indebtedness which is unsecured and is to persons who execute and deliver to Bank (in form and substance acceptable to Bank and its counsel) subordination agreements subordinating their claims against Borrower therefor to the payment of Borrower's Liabilities, (vi) indebtedness incurred to purchase additional equipment, and if secured, secured solely by the equipment; and (vii) Indebtedness that (a) is not described in clauses
(i)-(vi) of this Section 6.13(c) and (b) does not to exceed $1,000,000 in the aggregate;

      (d) Guarantee or otherwise become liable, in any way, with respect to the obligations, indebtedness or liabilities of any other Person except by endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Bank on account of Borrower's Liabilities;

      (e)     Merge or consolidate with any other Person;

      (f) Directly or indirectly, or through any Subsidiary, purchase the stock, indebtedness or other securities or assets of any other Person or by loan, advance, capital contribution, or otherwise make an investment in any other Person unless immediately following such purchase or investment, (i) the Borrower shall not be in violation of any of its representations, warranties or covenants contained in this Article 6 and (ii) Shelley Gratzon and Clifford Rees shall own at least 51% of the common stock of the Borrower and hold through their ownership of Borrower stock at least 51% of the combined voting power of all classes of the Company's capital stock;

      (g) Make any material change in Borrower's capital structure or in any of Borrower's business objectives, purposes or operations which might in any way adversely affect its ability to repay Borrower's Liabilities;

      (h) Permit or suffer any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any of Borrower's property or assets; or

      (i) Enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, or sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would obtain in a comparable arms-length transaction with a Person other than an Affiliate.

7.  DEFAULT

      7.1      Event of Default.  The occurrence of any one of the following
               ----------------
Events shall constitute a default ("Event of Default") by Borrower under this
                                    ----------------
Agreement: (a) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or in the Other Agreements, which is required to be performed, kept or observed by Borrower (other than the failure to pay any of Borrower's Liabilities or a breach of Section 6.7, 6.8, 6.9, 6.10 or 6.11 hereof), and such failure continues for a period of 30 days if such default is capable of being cured; (b) if Borrower is in default with respect to Section 6.7, 6.8, 6.9, 6.10 or 6.11 hereof; (c) if Borrower fails to pay any of Borrower's Liabilities, when due and payable or declared due and payable; (d) if any of Borrower's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon, or become subject to any lien, or come within the possession of
any receiver, trustee, custodian or assignee for the benefit of creditors, and if such has occurred without Borrower's consent or acquiescence, the same are not removed or released within 30 days thereafter; (e) if Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, if a petition under title 11, United States Code or any similar law or regulation shall be filed by or against Borrower, or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against Borrower for its dissolution or liquidation, or if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;
(f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any material portion of Borrower's assets by any foreign, federal, state or local department or agency; (g) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trades or business that is, along with Borrower, a member of a controlled group of corporations or controlled group of trades or businesses (as described in Section 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sufficient to give rise to a lien under Section
                      -----
302(f) of ERISA; (h) if Borrower is in default in the payment of any material obligations, indebtedness or other liabilities to any third parties and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (i) the appointment of a conservator for all or any portion of Borrower's assets; (j) the occurrence of a default or an Event of Default under any of the Other Agreements and such default or Event of Default is not cured within the time, if any, specified therefore in such agreement; (k) the reasonable insecurity of Bank; or (l) Shelley Gratzon and Clifford Rees shall not hold at least 51% of the common stock of the Borrower and at least 51% of the combined voting power of all classes of the Company's capital stock.

      7.2      Cumulative Remedies.  All of Bank's rights and remedies under
               -------------------
this Agreement and the Other Agreements are cumulative and non-exclusive.

      7.3      Limitation on Credit.  Upon an Event of Default or the
               --------------------
occurrence of any one of the events described in Paragraph 7.1, without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit or issuing letters of credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to or demand by Bank of Borrower, Borrower's Liabilities shall be due and payable, forthwith.

      7.4      Remedies.  Upon an Event of Default, Bank, in its sole and
               --------
absolute discretion, may exercise any one or more of the rights and remedies accruing pursuant to applicable law upon default by a debtor or as provided hereunder.

8.  GENERAL

     8.1   Application of Payments.  The Borrower waives the right to direct
           -----------------------
the application of any and all payments at any time or times hereafter received by the Bank on account of Borrower's Liabilities and Borrower agrees that the Bank shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner as the Bank may deem advisable, notwithstanding any entry by the Bank upon any of its books and records.

     8.2    Continuation of Covenants, Warranties and Representations.  The
            ---------------------------------------------------------
Borrower covenants, warrants and represents to the Bank that all representations and warranties of the Borrower contained in this Agreement and the Other Agreements shall be true from the time of Borrower's execution of this Agreement to the end of the original term and each renewal term hereof. All of Borrower's warranties, representations, undertakings, and covenants contained in this Agreement or the Other Agreements shall survive the termination or cancellation of the same.

     8.3    Entire Agreement.  The terms and provisions of this Agreement
            -----------------
and the Other Agreements shall supersede any prior agreement or understanding of the parties hereto, and contain the entire agreement of the parties hereto with respect to the matters covered hereby. This Agreement and the Other Agreements may not be modified, altered, or amended except by an agreement in writing signed by Borrower and Bank. Except for the provisions of Section 2 hereof which shall terminate as provided in paragraph 2.8, this Agreement shall continue in full force and effect so long as any portion or component of Borrower's Liabilities shall be outstanding. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of Borrower's Liabilities (whether received from Borrower or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property; or (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including Borrower), this Agreement and the security interests granted Bank hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any prior termination of this Agreement, the return of this Agreement to Borrower, or the cancellation of any note or other instrument evidencing Borrower's Liabilities. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof.

     8.4    No Waiver.  Bank's failure to require strict performance by
            ---------
Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

     8.5     Severability.  If any provision of this Agreement or the Other
             ------------
Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

     8.6     Successors and Assigns.  This Agreement and the Other Agreements
             ----------------------
shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify Paragraph 8.3 hereof.

     8.7     Attorney-in-Fact.  Borrower hereby appoints Bank as Borrower's
             ----------------
agent and attorney-in-fact for the purpose of, after an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Bank may reasonably deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     8.8     Conflict of Agreements.  Except as otherwise provided in the
             ----------------------
Other Agreements, if any provision contained in this Agreement is in conflict with, or inconsistent with any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

     8.9      Borrower's Waiver of Notice.  Except as otherwise specifically
              ---------------------------
provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Borrower may in any way be liable.

     8.10      Agents of Borrower.  Until Bank is notified by Borrower to the
               ------------------
contrary in writing by registered or certified mail directed to Bank's principal place of business, the signature upon this Agreement or upon any of the Other Agreements of any officer, manager, employee or agent of the Borrower, or of any other Person designated in writing to Bank by any of the foregoing, shall bind Borrower and be deemed to be the duly authorized act of Borrower.

     8.11     Governing Law.  This Agreement and the Other Agreements shall be
              -------------
governed and controlled by the laws of the State of Illinois.

     8.12     Bank's Use of Counsel.  If at anytime or times after an Event of
              ---------------------
Default or an event or condition which with notice or lapse of time would constitute an Event of Default, Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement, the Other Agreements or the administration of Borrower's Liabilities, (ii) to represent Bank in any litigation, arbitration, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, arbitration, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person) in any way or respect relating to this Agreement, the Other Agreements, or Borrower's affairs, or
(iii) to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the Other Agreements, including, without limitation, any Obligor; (b) takes any action with respect to administration of Borrower's Liabilities; and/or (c) attempts to or enforces any of Bank's rights or remedies under this Agreement or the Other Agreements, the reasonable costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. The Borrower shall pay to the Bank the reasonable costs and expenses incurred by the Bank in employing counsel with respect to advice regarding or the preparation of any amendment or proposed amendment to this Agreement or any of the Other Agreements or the preparation of any additional Other Agreements.

     8.13     Notices.  Any notices or consents required or permitted by this
              -------
Agreement shall be in writing and shall be deemed delivered on the next Business Day after delivery if delivered in person, or if sent by certified mail, postage prepaid, return receipt requested, shall be deemed delivered five Business Days thereafter, if addressed as follows, unless such address is changed by written notice hereunder:

            If to the Borrower:

                  Telegroup, Inc.
                  2098 Nutmeg Avenue
                  Fairfield, Iowa 52556
                  Attn: Chief Financial Officer
                  and to its attorneys,

                  Telegroup, Inc.
                  2098 Nutmeg Avenue
                  Fairfield, IA 52556
                  Attn: General Counsel

            If to the Bank:

                  American National Bank and Trust
                    Company of Chicago
                  33 North LaSalle Street,
                  Chicago, Illinois 60690
                  Attn: Mr. Arthur W. Murray

                  and to its attorneys,

                  Sugar, Friedberg & Felsenthal
                  30 North LaSalle Street, Suite 2600
                  Chicago, Illinois 60606
                  Attn: Etahn M. Cohen, Esq.


     8.14  Section Headings.  Section headings used in this Agreement are for
           ----------------
convenience only and shall not affect the construction or interpretation of this Agreement.

     8.15  Marshalling; Recapture.  The Bank shall be under no obligation to
           ----------------------
marshall any assets in favor of the Borrower, or any other party or against or in payment of any or all of the Borrower's Liabilities. To the extent the Bank receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be included within the obligations of the Borrower to the Bank as of the date such initial payment, reduction or satisfaction occurred.

     8.16     Indemnification.  The Borrower agrees to defend, protect,
              ---------------
indemnify and hold harmless the Bank and each and all of its respective officers, directors, employees, attorneys and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceedings, whether or not the Indemnified Parties shall be designated a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the loans hereunder or the use or intended use of the proceeds of the loans hereunder; provided, that the Borrower shall not have any obligation to any Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all amounts incurred by the Indemnified Parties. The provisions of and undertakings and indemnifications set out in this section shall survive the satisfaction and payment of the Borrower's Liabilities and termination of this Agreement.

     8.17     SITUS OF PROCEEDINGS.  BORROWER IRREVOCABLY AGREES THAT, SUBJECT
              --------------------
TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     8.19     WAIVER OF JURY TRIAL.  BORROWER HEREBY IRREVOCABLY WAIVES ANY
              --------------------
RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING

IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


                                    TELEGROUP, INC.


Attest:
                                    By:
------------------------------         ---------------------------------
Charles Johanson, Secretary,            Clifford Rees, President
Telegroup, Inc.


     Accepted this       day of March, 1997, at Bank's principal place of
                   -----
business in the City of Chicago, State of Illinois.

                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO


                              By:
                                  -------------------------------------
                                   Its:
                                       --------------------------------

STATE OF IOWA            }
COUNTY OF JEFFERSON      }

      I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that Clifford Rees and Charles Johanson, personally known to me to be President and Secretary of Telegroup, Inc., an Iowa corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such President and Secretary signed and delivered the said instrument as President and Secretary of said corporation, pursuant to authority, given by the Board of Directors of said corporation as their free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

      Given under my hand and official seal this       day of March, 1997.
                                                 -----


                                      ------------------------------------
                                       Notary Public
                                       My commission expires:
                                                             -------------